EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
YRC Worldwide Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-164877) on Form S-3, and (Nos. 333-121370, 333-121470, 333-124847, 333-139691, 333-144958, 333-150941, 333-159354, 333-167931, 333-168401, 333-178223) on Form S-8 of YRC Worldwide Inc. of our reports dated February 21, 2013, with respect to the consolidated balance sheets of YRC Worldwide Inc. and subsidiaries (the Company) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive loss, shareholders’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2012, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of YRC Worldwide Inc.

/s/ KPMG LLP

Kansas City, Missouri
February 21, 2013